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                            UNDERWRITING AGREEMENT

                                    between

                           PACIFIC BIOMETRICS, INC.,

                                      and

                       PARADISE VALLEY SECURITIES, INC.

                                    , 1996



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                            UNDERWRITING AGREEMENT
                           PACIFIC BIOMETRICS, INC.
                       1,700,000 Shares of Common Stock

1. PARTIES AND INTRODUCTION.

        The parties to this agreement (the "Agreement") are Pacific Biometrics, Inc., a Delaware corporation (the "Company"), its wholly owned subsidiaries, and Paradise Valley Securities, Inc. ("Paradise"), an Arizona corporation. Paradise is sometimes referred to as the "Underwriter". The Company's wholly-owned subsidiaries Pacific Biometrics, Inc., a Washington corporation, and BioQuant, Inc., a Michigan corporation (collectively referred to as the "Subsidiaries") are signatories hereto with respect to certain indemnification obligations pursuant to Section 7 of this Agreement.

        The Company proposes to issue and sell to the Underwriter 1,700,000 units (individually a "Unit" and collectively the "Units"), each Unit consisting of one share of the Company's authorized but unissued common stock, $.01 par value, (the "Common Stock") and a warrant (individually a "Warrant" and collectively the "Warrants"). Each Warrant will entitle the holder thereof to purchase one share of Common Stock at a price of $12.00, subject to certain conditions. Such 1,700,000 Units are herein called the "Firm Units". The Firm Units, together with (a) the shares of Common Stock and the Warrants comprising such Units and (b) the shares of Common Stock issuable upon exercise of such Warrants, are collectively referred to herein as the "Underwritten Securities". In addition, the Company proposes to grant to the Underwriter an option (the "Over-Allotment Option") to purchase up to 255,000 additional Units (hereinafter called the "Option Units") solely to cover over-allotments, if any. The Option Units, together with (a) the shares of Common Stock and the Warrants comprising such Units and (b) the shares of Common Stock issuable upon exercise of such Warrants, are collectively referred to herein as the "Option Securities". The Underwritten Securities and the Option Securities are herein collectively referred to as the "Unit Securities". The offer and sale of the Unit Securities as contemplated in this Agreement are herein called the "Offering". Upon completion of the Offering, the Units will not be traded, but the shares of Common Stock and the Warrants shall be registered pursuant to paragraph 2 below, and shall separately trade.

        In addition, the Company proposes to sell to the Underwriter, for its own account, warrants (collectively the "Underwriter's Warrants") to purchase 170,000 shares of Common Stock (the "Underwriter's Warrant Shares"), as more fully described in Section 3 herein, and in such Underwriter's Warrants. The Unit Securities, the Underwriter's Warrants, and the Underwriter's Warrant Shares are more fully described in the Registration Statement and the Prospectus (as those terms are defined and referred to in Section 2 herein), and are called collectively herein the "Securities".

2. REGISTRATION STATEMENT AND PROSPECTUS.

        The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement, and amendments thereto, on Form SB-2 (File No. 333-11551), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended ("the Act"), of the Securities, copies of each of which have been delivered to the Underwriter. The registration statement (including the prospectus, financial statements, exhibits, and all other documents filed as a part thereof or incorporated therein), as amended on the date on which such registration statement is declared effective (the "Effective Date") by the Commission and deemed by virtue of Rule 430A of the General Rules and Regulations of the Commission under the Act (the "Regulations") to be


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part of such registration statement at the time it was declared effective, is hereinafter referred to as the "Registration Statement"; and the term "Prospectus" shall mean the prospectus so filed with the Commission pursuant to Rule 424(b) of the Regulations. The term "preliminary Prospectus" as used herein shall mean each prospectus used prior to the date the Registration Statement became effective and included as a part of the Registration Statement, including any prospectus filed with the Commission pursuant to Rule 424(a).

3. SALE, ISSUANCE AND DELIVERY OF UNITS.

        3.1 Purchase and Sale of Units; Public Offering. Subject to the terms and conditions set forth herein and on the basis of the representations, warranties and agreements contained herein, the Company hereby agrees to issue and sell and the Underwriter hereby agrees to purchase from the Company the 1,700,000 Firm Units at a price equal to ninety percent (90%) of the public offering price of $4.75 per Unit (the "Offering Price"). The difference of $0.475 per Firm Unit between the Offering Price and the price at which the Company will sell the Firm Units to the Underwriter is the "Underwriter's Discount".

        The Underwriter will make a public offering of the Units as promptly as is expedient in the judgment of the Underwriter, after the Registration Statement shall have become effective, upon the terms hereof and at the Offering Price.

        3.2 Underwriter's Warrants. On the Firm Closing Date (which term is defined in paragraph 3.4, below) the Company will issue and sell to the Underwriter, at an aggregate price of $100, the Underwriter's Warrants for the purchase of 170,000 shares of Common Stock (which is equal to 5% of the total number of the securities comprising the Firm Units sold in the Offering), at an exercise price of $5.70 per Share (120% of the Offering Price). The Underwriter's Warrants shall be exercisable during the period commencing one year and ending five years after the Effective Date. The Underwriter's Unit Warrants shall contain the terms and provisions hereinbelow more fully described and as set forth more particularly therein, including, but not limited to, provisions protecting the holder(s) against dilution by reason of stock dividends, stock splits, combinations, recapitalization, mergers and consolidations or otherwise (which antidilution rights shall be no more favorable to the Underwriter than such rights set forth in the Warrants included in the Units sold to the public), provisions relating to registration rights (both on demand and, until the seventh anniversary of the Effective Date, unlimited "piggy back" registration rights) with respect to the shares of

Common Stock included within the Underwriter's Warrants, and such other terms as are agreed upon by the Company and the Underwriter. As further provided therein, no transfer, assignment or hypothecation of the Underwriter's Warrants (or of any of the shares of Common Stock subject thereto) shall be made except to certain directors, officers, and employees and shareholders of the Underwriter after one year from the Effective Date. The Underwriter's Warrants shall be issued and sold to the Underwriter as an additional underwriting fee. The Company shall not be obligated to issue the Underwriter's Warrants until the Firm Units have been issued, sold and paid for as herein provided.

        3.3 Over-Allotment Option. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Underwriter an option to purchase all or any portion of the Option Units, at the same price per Unit as the Underwriter is to pay for the Firm Units, provided that the Over-Allotment Option may be exercised only for the purpose of covering over-allotments in the sale of the Firm Units. The Over-Allotment Option may be exercised at any time, in whole or in part, on one occasion within 30 days from the Effective Date and upon written notice to the Company by the Underwriter. Such notice shall set forth the aggregate number of Option Units as to which the Over-Allotment Option is being exercised and the time at which such Option Units will be purchased and delivered.
                                  -2-
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        3.4 Delivery and Payment. Delivery and payment for the Firm Units shall be made at the offices of the Underwriter in Phoenix, Arizona, on such date
(the "Firm Closing Date") as the Underwriter shall designate, or at such other place or date as may be mutually agreed upon by the Company and the Underwriter, not later than the third (or if the Firm Units are priced, as contemplated by Rule 15c6-1 of the Securities Exchange Act of 1934 (the "Exchange Act"), after 4:30 p.m. Washington, D.C. time, the fourth) full business day following the date that any of the Units are released to the Underwriter for sale to the public; provided, however, that in the event the Registration Statement is amended or the Prospectus is supplemented between the Effective Date and the Firm Closing Date, the Underwriter shall have the right to delay the Firm Closing Date to a date that shall allow the Underwriter sufficient time to distribute the Prospectus as amended or supplemented. The certificates for the shares of Common Stock and the Warrants comprising the Firm Units shall be delivered in definitive form or shall be recorded by the Depository Trust Corporation in such names and in such denominations as the Underwriter shall request by notice at least two business days prior to the Firm Closing Date, against payment by official bank or certified check, wire transfer to or upon the order of the Company, in such method as is agreed upon between the Underwriter and the Company.

        Delivery and payment for any Option Units which the Underwriter may elect to purchase shall be made at the offices of the Underwriter, on a date (the "Option Closing Date") which shall not be earlier than two nor later than five full business days after exercise of the Over-Allotment Option, but in no event earlier than the Firm Closing Date, unless otherwise agreed by the Underwriter and the Company. Delivery of certificates, in definitive form, for the shares of Common Stock and the Warrants comprising the Units being purchased, registered in such names and denominations as the Underwriter shall request by at least two business days' prior notice in writing, shall be made to the Underwriter or shall be recorded by the Depository Trust Corporation for the account of the Underwriter (or its nominee) against payment for the purchase price thereof by official bank or certified check or checks payable to the order of the Company or by wire transfer to the Company's account.

        The Firm Closing Date and the Option Closing Date are sometimes referred to collectively as the "Closing Date(s)". On any Closing Date with respect to Option Units, there shall be delivered to the Underwriter opinions and certificates, dated as of such Closing Date, to the same effect as those required to be delivered on the Firm Closing Date pursuant to Section 6 hereof.

        3.5 Inspection of Certificates. For the purpose of expediting the checking and packaging of the certificates for the shares of Common Stock and the Warrants comprising the Units, the Company agrees to make the certificates available for inspection by the Underwriter at the offices of the Transfer Agent (as defined in paragraph 4.8 below), not less than 24 hours prior to the respective Closing Dates.

        3.6 Use of Prospectus. The Company authorizes the Underwriter and any dealers acquiring the Units to use the Prospectus, as from time to time amended or supplemented, in connection with the offering and sale of the Units for a period of 25 days after the Effective Date (and for such longer period as the Underwriter may request if, in the opinion of the Underwriter's counsel, the Prospectus is required by the Act and applicable Regulations to be delivered after the expiration of such 25-day period).

        3.7 Selected Dealers. The Underwriter may associate itself with other duly licensed and authorized securities dealers ("Selected Dealers") that are members of the National Association of Securities Dealers, Inc. ("NASD"), and may allow all members of any such selling group such part of its discount as they may determine pursuant to the Selected Dealers Agreement between the Underwriter and each Selected Dealer.

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        3.8 Subscriptions. The Underwriter may allocate Units among, or reject, any subscriptions, in whole or in part.

        3.9 Reservation of Shares. The Company shall set aside and at all times have reserved and available a sufficient amount of Common Stock to cover the issuance of (i) the shares subject to the Warrants and (ii) the shares subject to the Underwriter's Unit Warrants.

4. AGREEMENTS OF THE COMPANY.

        The Company further covenants and agrees with the Underwriter as follows:

        4.1 Effectiveness of Registration Statement. The Company will use its best efforts to cause the Registration Statement, if not effective at the time and date that this Agreement is executed and delivered by the parties hereto, to become effective. The Company will advise the Underwriter promptly, and confirm that advice in writing, (a) when the Registration Statement has become effective and when any post- effective amendment to the Registration Statement shall have become effective, (b) of the mailing or the delivery to the Commission for filing of any amendment or post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus, (c) of any request by the Commission for amendment or supplement to the Registration Statement or the Prospectus, or for additional information, promptly supplying the Underwriter with copies of all comment letters and all other correspondence with the Commission, (d) of the issuance by the Commission of any stop order suspending effectiveness of the Registration Statement or of the suspension of the qualification of the Company's Securities for sale in any jurisdiction, or of any initiation or threat of any proceeding for any such purpose known to the Company, and (e) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Company's Securities under state securities or Blue Sky laws or the initiation or threat of any proceedings for that purpose.

        4.2 Rule 430A Prospectus; Amendments to the Registration Statement. If Rule 430A of the Regulations is employed, the Company will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Underwriter of the time and manner of such filing. The Company will give the Underwriter advance notice of its intention to file or make any post-effective amendment to the Registration Statement or any amendment or supplement to the Prospectus and will submit all such amendments or supplements to the Underwriter and the Underwriter's counsel for comments, as soon as possible, but not later than three (3) business days before the Company proposes to file such amendments or supplements with the Commission.

        4.3 Compliance with Securities Act. The Company will comply with the Act and the Regulations, so as to permit the continuance of offers and sales of, and dealings in, the shares of Common Stock and the Warrants for as long as may be necessary to complete the distribution of the Units as contemplated hereby. If at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which, in the judgment of the Company or the Underwriter or the Underwriter's counsel, the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act, the Company will promptly notify the Underwriter, or the Underwriter will promptly notify the Company, as the case may be, and the Company shall promptly prepare and file with the Commission, if the Company determines such filing to be appropriate, an amendment or supplement to the Registration Statement which will correct such statement or omission, or an amendment or supplement which will effect such compliance, and deliver to the Underwriter in connection therewith such prospectus or prospectuses in such quantity as may be necessary to permit compliance with the requirements of the Act. The Company agrees to file with the Commission all required reports on Form SR in accordance with the provisions of Rule 463 promulgated under the Act and provide a copy of such reports to the Underwriter and its counsel.

        4.4 Copies of the Registration Statement and Prospectus. The Company will promptly deliver to the Underwriter, without charge, (a) two copies of the Registration Statement, as originally filed, and of each amendment thereto, and of each post-effective amendment thereto filed at any time when a prospectus relating to the Securities to be sold hereunder is required to be delivered under the Act, in each such case manually executed by the proper officers and a majority of the directors of the Company (or, in case of amendments, by their duly constituted attorneys-in-fact) and including signed copies of each consent of experts named in the Registration Statement and all financial statements, schedules and exhibits filed therewith (including those incorporated by reference to the extent not previously furnished to the Underwriter), and (b) such number of conformed copies of the Registration Statement, as originally filed, and of each amendment and post-effective amendment thereto (in each such case excluding exhibits), as the Underwriter may reasonably require. The Company will promptly deliver, without charge, to the Underwriter or such others whose names and addresses are designated by the Underwriter as soon as possible after the Effective Date and thereafter from time to time during the period when delivery of a prospectus relating to the Securities to be sold hereunder is required by the Act, as many printed copies as the Underwriter may reasonably request of the final Prospectus and any amendment or supplement thereto. The Company will promptly deliver without charge as soon as practicable following the public offering or sale of the Units, and thereafter from time to time for such period as delivery of a prospectus or any amendments or supplement thereto may be required, to the Underwriter or Selected Dealers to or through whom Units may be issued, as many copies as the Underwriter reasonably requests of the Prospectus and any amendment or supplement thereto.

        4.5 Blue Skv Qualification. Prior to any public offering of the Units by the Underwriter, the Company will endeavor in good faith, using counsel reasonably designated by the Underwriter, to take such action as may be necessary, to register or qualify the Securities for offer and sale under the applicable securities (or "Blue Sky") laws of any states or jurisdictions of the United States as the Underwriter may reasonably designate and will maintain such qualifications in effect for so long as may be required for the distribution of the Securities. The Company shall pay for all reasonable Blue Sky counsel fees up to a maximum of $7,500 and all filing and other reasonable expenses. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Shares have been registered or qualified.

        4.6 Periodic and Other Reports. The Company will deliver to the Underwriter, for a period of at least five years from the last Closing Date(s):
(a) copies of all other statements, documents, or other information which the Company shall mail or otherwise make available to any class of its security holders, to the financial press or to the public, or shall file with the Commission, including, but not limited to, periodic reports required to be filed under Sections 13 and 15 of the Exchange Act, such as reports on Forms 10-C, 10-K (or 10-KSB), 10-Q (or 10-QSB) and 8-K (which shall be provided within the same period that such reports are required to be filed with the

Commission); and (b) upon request in writing, such other information as may reasonably be requested with reference to the property, business and affairs of the Company as long as such information is available to securities holders generally.

        4.7 Section 11(a) Financials. The Company will make generally available to its stockholders, will file as an exhibit to a report filed under the Exchange Act, and will deliver to the Underwriter, as soon as practicable, but in no event later than the first day of the 18th full calendar month following the Effective Date, an earnings statement (which need not be audited but which will satisfy the provisions of

Section 11(a) of the Act) covering a period of at least twelve (12) months beginning after the Effective Date.

        4.8 Transfer Agent. The Company shall appoint American Securities Transfer & Trust, Incorporated, of Denver, Colorado, as the transfer agent (the "Transfer Agent"), with respect to the Common Stock and the Warrants and will make arrangements to have available, at the office of the Transfer Agent, certificates representing the Common Stock and the Warrants in such quantities as may, from time to time, be necessary. In addition, the Company shall obtain a CUSIP number for each of the Common Stock and the Warrants as promptly as possible after filing the Registration Statement with the Commission.

        4.9 Copies for Compliance with the NASD. The Company will supply the Underwriter's counsel with such copies of the Registration Statement, any amendment or supplement to the Registration Statement, any preliminary Prospectus or final Prospectus and related underwriting agreements as appropriate to satisfy filing requirements of the NASD.

        4.10 Nasdaq Small Cap Market. The Company shall use its best efforts to meet the requirements (as the NASD may from time to time impose) for the quotation of the Common Stock and the Warrants on the Nasdaq Small Cap Market (the "Nasdaq Market") and continue to meet the requirements for the inclusion of the Common Stock and the Warrants on the Nasdaq Market.

        4.11 Costs and Expenses; Nonaccountable Expense Allowance. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, the Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Securities including, but not limited to, all expenses and fees incident to the filing of the Registration Statement and other appropriate filings with the Commission pursuant to the Act and the Exchange Act, respectively, the costs, expenses and filing fees incurred in connection with the qualification under Blue Sky laws (including fees of Blue Sky counsel) and in connection with the review of the terms of the Offering by the NASD (excluding counsel fees relating to the NASD's review, which fees shall be paid by the Underwriter), fees and disbursements of counsel and accountants for the Company, Nasdaq Market filing and other fees, the costs of "tombstone" advertisements agreed to by the Company, costs of preparing and printing the Registration Statement (and all amendments and supplements thereto) and as many copies of the preliminary Prospectus and Prospectus as the Underwriter may deem reasonably necessary.

        In addition to the foregoing, the Company shall pay to the Underwriter, as reimbursement for the Underwriter's expenses on the basis of a nonaccountable expense allowance, an amount equal to 3% of the gross offering proceeds from the sale of the Units (including the Option Units sold by the Company), and all of the Underwriter's costs in excess of the nonaccountable expense allowance shall be paid by the Underwriter. Expenses to which the nonaccountable allowance shall be applied include fees of the Underwriter's counsel, but shall not include any of the following (all of which shall be paid by the Company): fees of the Company's counsel; Commission and Blue Sky filing fees; Blue Sky counsel fees and expenses; NASD filing fees; Nasdaq Market or other Nasdaq fees; printing; "tombstone" advertisements; and any and all other expenses customarily paid by the issuer in a public offering. The nonaccountable expense allowance, based on the gross proceeds from the sale of the Units, shall be paid on each of the Closing Date(s). The Company warrants, represents and agrees that all such payments and reimbursements will be promptly and fully made to the Underwriter.

        Notwithstanding any other provision of this Agreement, if (a) the Company decides not to proceed with the proposed offering, (b) there is a material adverse change in the business or financial condition

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of the Company and the Subsidiaries taken as a whole, (c) there exists any material misrepresentation of the Company contained herein or otherwise which, in the opinion of the Underwriter and its counsel, impairs the ability of the Underwriter to fulfill its obligations hereunder or under applicable law or regulation, (d) the Underwriter discovers in the course of its due diligence examination of the Company and the Subsidiaries facts which the Underwriter reasonably determines, in its reasonable discretion, could adversely affect the sale of the Units, or (e) the Underwriter elects to terminate this Agreement pursuant to Section 8 hereof, the Company shall reimburse the Underwriter for its actual out-of-pocket (accountable) expenses relating to the proposed offering, up to a maximum of $125,000. The Underwriter's expenses shall include, but are not to be limited to, reimbursement for the services and disbursements of the Underwriter's counsel, plus any additional expenses and fees including, but not limited to, postage expenses, duplication expenses, long distance telephone expenses, and other expenses incurred by the Underwriter in connection with the proposed offering. If the Company shall fail to pay to the Underwriter any portion of the expense allowance set forth herein after having received five (5) days' notice of such default, the Company shall be liable to the Underwriter for reasonable attorneys' fees and costs incurred in the collection of said amount, and interest on said amount at the rate of 18% per annum, or the maximum applicable legal rate, whichever is lower.

        4.12 List of Stockholders. The Company shall furnish to the Underwriter a list of the names and addresses of all stockholders subsequent to the last Closing Date and shall cause the Transfer Agent to furnish to the Underwriter a copy of all transfer sheets for a period of two years from the last Closing

Date.

        4.13 Compliance with Undertakings. The Company will comply with all of the undertakings contained in the Registration Statement.

        4.14 Information. Prior to the Closing Date(s), the Company will supply and deliver to the Underwriter or its counsel, all information required to enable them to make such investigation of the Company and its business prospects as they shall reasonably request and shall make available to them such persons as they deem reasonably necessary or appropriate in order to verify or substantiate any information regarding the Company and the Subsidiaries. In addition, the Underwriter or its counsel shall have the right to review any materials prepared in connection with any offering of securities of the Company conducted prior to the Offering for compliance with applicable federal and state law.

        4.15 Financial Reports. From and after the date of the audited financial statements of the Company contained in the Prospectus through the Closing Date(s), the Company will furnish to the Underwriter unaudited monthly operating statements and quarterly financial statements in addition to any other reports which may be required by this Agreement to be furnished to the Underwriter.

        4.16 Limitation on Options, Warrants and Rights. The Company will not, without the prior written consent of the Underwriter, directly or indirectly grant any options, warrants or rights to purchase or acquire Common Stock for a period of 120 days commencing on the Effective Date or permit to be outstanding during such period any such options, warrants or rights, other than (i) an aggregate of up to 700,000 options and warrants that may be outstanding as of the Effective Date; (ii) warrants or other rights which are outstanding on the Effective Date and described in the Prospectus; (iii) the Warrants; and (iv) and the Underwriter's Warrants. The Company will not, without the prior written consent of the Underwriter, grant any options, warrants or rights to purchase or acquire Common Stock for a price below the greater of the Offering Price or the market price for the Common Stock on the date of grant, for a period of one year commencing on the Effective Date. The Company will not, without the prior written consent of the Underwriter, file a Registration Statement on Form S-8 during the 90-day period following the Effective Date.

        4.17 Lock-Up Agreements. The Company shall cause each officer, each director, and each stockholder listed on Schedule 4.17A, to enter into an agreement substantially in the form of Schedule 4.17B (a "Lock-Up Agreement").

        4.18 Limitation on Securities Issuances. Without the prior written consent of the Underwriter, the Company will not, directly or indirectly, (a) sell, offer, contract to sell, pledge or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for or any rights to purchase or acquire Common Stock or (b) grant to any person or entity any right to have any shares of Common Stock or any other security of the Company registered under the Act or any state securities laws, for a period of 365 days commencing on the Effective Date (the "Lock-Up

Period"), other than (i) the shares of Common Stock, the Warrants, the shares of Common Stock issuable upon exercise of the Warrants, and the Underwriter's Warrants, and (ii) options to purchase shares of Common Stock granted pursuant to the Company's stock option plan(s) in effect from time to time (provided, however, that such options shall comply with the requirements of paragraph 4.16). Prior to the Offering, there shall be no more than 2,750,000 shares of Common Stock issued and outstanding and no more than 700,000 shares subject to outstanding options, warrants or other rights to acquire shares except shares subject to Bridge Warrants (as defined in the Prospectus).

        4.19 Limitation on Compensation Increases. Without the prior written consent of the Underwriter, neither the Company nor any direct or indirect subsidiary of the Company shall, during the 180-day period following the Effective Date, increase, directly or indirectly, the Compensation of any director, officer or employee that has as of the date hereof, or had at any time since June 28, 1996, an aggregate compensation level greater than $90,000 per annum. As used herein, "Compensation" includes, but is not limited to, salary, wages, bonuses, commissions and taxable fringe benefits. In addition, during such period, the Company will not increase the Compensation paid or accrued to any director in connection with the director's service as a member of the Board of Directors of the Company or any direct or indirect subsidiary of the Company.

5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

        The Company represents and warrants to, and agrees with, the Underwriter that:

        5.1 Accuracy of Registration Statement. The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects, to the requirements of the Act and the Regulations and the Registration Statement and the Prospectus did not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; when the Registration Statement becomes effective, and when the Prospectus is filed with the Commission, and at all times subsequent thereto up to and including the Closing Date(s), or for such longer period as the Prospectus is required to be delivered under the Act and the Regulations in connection with sales by the Underwriter or Selected Dealers, the Registration Statement and the Prospectus and any amendments or supplements thereto will conform, in all material respects, to the requirements of the Act and the Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished in writing to the Company with respect to the underwriting, by or on behalf of the Underwriter, expressly for use therein.

        5.2 Financial Statements Accurate. Coopers & Lybrand LLP, whose reports appear in the Prospectus, is an independent public accountant within the meaning of the Act and the Regulations. The financial statements of the Company and of the Subsidiaries (including any supplementary financial information and related schedules and notes) included in any preliminary Prospectus, the Prospectus and the Registration Statement fairly present the financial condition of the Company and the Subsidiaries on a consolidated basis as of the respective dates thereof, and the results of operations and cash flows of the Company and the Subsidiaries on a consolidated basis for the periods indicated therein, and such financial statements have been prepared in conformity with generally accepted accounting principles consistently applied and are in conformance with the books and records of the Company. The financial data set forth in the Prospectus under the captions "Prospectus Summary," "Selected Consolidated Financial Data," "Capitalization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" fairly present on the basis stated in the Prospectus the information set forth therein and has been compiled on a basis consistent with that of the audited financial statements included in the Prospectus. The pro forma financial statements and other pro forma financial information included in the Registration Statement, any preliminary Prospectus and the Prospectus have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein and, in the reasonable opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

        5.3 Accounting Controls. The Company and the Subsidiaries maintain (and in the future will maintain) a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

        5.4 Compliance with Organizational Documents and Other Instruments. The execution, delivery and performance of this Agreement, the Warrants, the Underwriter's Unit Warrants, and the Warrants included within the Underwriter's Unit Warrants by the Company and the execution, delivery and performance of this Agreement by the Subsidiaries, and the consummation of the transactions contemplated hereby and thereby, does not and will not, with or without the giving of notice or the lapse of time, or both, (i) conflict with any terms or provisions of the charter or Bylaws of the Company or any Subsidiary, as amended to the date hereof and the Firm Closing Date or Option Closing Date, as the case may be; (ii) result in a breach of, constitute a default under, result in the termination or modification of or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company or a Subsidiary pursuant to any indenture, mortgage, deed of trust, contract, commitment or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of their respective properties or assets are bound or affected; (iii) violate any material law, rule, regulation, judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties or businesses; or (iv) result in a breach, termination or lapse of the power and authority of the Company or any Subsidiary to own or lease and operate their respective properties and conduct their respective businesses as described in the Prospectus.

        5.5 No Material Adverse Change. Except as disclosed in the Registration Statement and in the Prospectus, subsequent to the dates as of which information is given in the Registration Statement and in the Prospectus, neither the Company, nor any Subsidiary has or will have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions not in the normal course of business, and there has not been or will not have been any change in the Company's consolidated capitalization, or any material change in the Company's and the Subsidiaries' condition (financial or otherwise), business, prospects, operations, properties or assets, taken as a whole.

        5.6 Incorporation and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with all requisite corporate power and authority and all necessary licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business as now being conducted and as described in the Prospectus, except where the failure to obtain such licenses, permits, certifications, registrations, approvals, consents and franchises would not have a material adverse effect on the Company, its business or condition (financial or otherwise), and has not received any notice of any proceeding relating to the revocation or modification of any thereof, nor is it aware of any basis therefor. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company. The Company does not own any stock or other equity interest in, or control, directly or indirectly, any corporation, partnership or other entity other than the Subsidiaries.

        5.7 Incorporation and Standing of Subsidiaries. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with all requisite power and authority, corporate and other, and all necessary licenses, permits, certifications, registrations, approvals, consents and franchises to own or lease and operate its properties and to conduct its business now being conducted and as described in the Prospectus, except where the failure to obtain such licenses, permits, certifications, registrations, approvals, consents and franchises would not have a material adverse effect on the Company, its business or condition (financial or otherwise), and has not received any notice of any proceeding relating to the revocation or modification of any thereof, nor is the Company aware of any basis therefor. Each Subsidiary is duly qualified and is in good standing as a foreign corporation authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise. Except as disclosed in the Prospectus, the Company owns all of the outstanding capital stock of each Subsidiary free and clear of any security interest, claim, lien, charge, encumbrance or adverse interest of any nature. The outstanding capital stock of each Subsidiary has been duly and validly issued and is fully paid and nonassessable. Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock of any of the Subsidiaries.

        5.8 Valid and Binding Agreements of the CompanY. Each of this Agreement, the Warrants, and the Underwriter's Warrants has been duly authorized, executed and delivered by the Company, and constitutes its legal, valid and binding obligation, enforceable against the Company in accordance with its respective terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally or general equitable principles, and except that the rights of indemnity hereunder and thereunder may be limited by federal or state securities laws or the public policy underlying such laws.

        5.9 Valid and Binding Agreement of the Subsidiaries. This Agreement has been duly authorized, executed and delivered by each Subsidiary and constitutes its legal, valid and binding obligation, enforceable against each Subsidiary in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar

                                     -10
laws affecting the rights of creditors generally or general equitable principles, and except that the rights of indemnity hereunder may be limited by federal or state securities laws or the public policy underlying such laws.

        5.10 Compliance with Applicable Law. The Company and each Subsidiary has conducted, is conducting and will conduct its business so as to comply with all material applicable statutes and regulations, and neither the Company nor any Subsidiary is charged with nor, to the knowledge of the Company, is under investigation with respect to any violation of any statutes or regulations nor the subject of any pending or threatened adverse proceedings by any regulatory authority having jurisdiction over its business or operations except as disclosed in the Registration Statement and the Prospectus.


        5.11 Absence of Conflict and Approvals. Except as disclosed in the Prospectus, neither the Company nor any Subsidiary is in default, nor has any event occurred that with notice or lapse of time, or both, would constitute a default, in any material respect in the performance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company is bound or to which any of its properties or assets is subject; and no consent, approval, authorization, order, registration or qualification of or with any court or regulatory authority or other governmental body is required for the issue and sale of the Securities, or the consummation of the other transactions contemplated by this Agreement, except the registration of the Securities under the Act, and such consents, approvals, authorizations, registrations or qualifications as may be required by the NASD or under the Blue Sky laws in connection with the purchase and distribution of the Units by the Underwriter and the purchase of the Underwriter's Unit Warrants by the Underwriter.

        5.12 Capitalization. The authorized, issued and outstanding capital stock of the Company conforms to the descriptions thereof in the Registration Statement and in the Prospectus, has been duly and validly issued and is fully paid and nonassessable and, except as disclosed in the Prospectus, there are no outstanding options, warrants or other rights for the issuance of, and no commitment, plan or arrangement to issue, any share of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

        5.13 No Pre-emptive or Registration Rights. The holders of the outstanding capital stock of the Company are not entitled to pre-emptive or other rights to subscribe for the Units or shares of Common Stock. Except as disclosed in the Registration Statement and the Prospectus, the offering of the Securities as contemplated by this Agreement and the Prospectus does not give rise to any rights relating to the registration of any shares of Common Stock or other securities of the Company.

        5.14 Legality of Securities. The Securities, when issued and paid for in accordance with the terms of this Agreement, the Warrants and the Underwriter's Warrants will be validly issued and (with respect to all shares of Common Stock included within the Securities) fully paid and nonassessable shares of Common Stock of the Company, free of pre-emptive rights.

        5.15 No Stop Orders. To the best knowledge of the Company, the Commission has not issued any order preventing or suspending the use of any preliminary Prospectus or the Prospectus or any part thereof and no proceedings for that purpose have been instituted.

        5.16 Contracts. All contracts and other documents required to be filed as exhibits to the Registration Statement have been filed with the Commission and are fully and accurately described in all material respects in the Prospectus.

        5.17 Employee Plans. Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has any employee benefit plans (including, without limitation, pension, profit sharing, and welfare benefit plans) or deferred compensation arrangements.

        5.18 Use of Proceeds. The Company will apply the proceeds of the Offering substantially in the manner stated in the Prospectus.

        5.19 Patents, Trademarks, etc. The Company and the Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, the trademarks, service marks, trade names and other proprietary rights and know-how (including trade secrets and other patentable and/or unpatentable proprietary or confidential information or procedures) (collectively, "Proprietary Rights") necessary to conduct the business now conducted by them, and, except as described in the Prospectus or specifically disclosed in writing to the Underwriter, neither the Company nor any Subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Proprietary Rights, except where such infringement or conflict (including, without limitation, any alleged infringement or conflict described in the Prospectus), if the subject of an unfavorable decision, ruling or finding, would not have a material adverse effect on the business affairs, business prospects, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole.

        5.20 Title to Property. Neither the Company nor any Subsidiary owns any real property in fee simple, and the Company and each Subsidiary has good and valid title to all personal property (including securities) owned by it, free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or as do not materially affect the value or interfere with the use of such property by the Company or any Subsidiary. Except as otherwise disclosed in the Prospectus, the Company or a Subsidiary owns or leases all such property, real, personal and mixed, tangible and intangible, as is necessary to carry on its operations as presently conducted and as presently proposed to be conducted.

        5.21 No Litigation. Except as described in the Prospectus or disclosed in writing to the Underwriter, there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened before any court or governmental agency, arbitrator, authority or body to which the Company or any of the Subsidiaries is a party or of which the business or property of the Company or any of the Subsidiaries is the subject in which an unfavorable result or decision would materially adversely affect the business affairs, business prospects, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a single enterprise, or which seek to prevent or restrict the consummation of the transactions contemplated by this Agreement.

        5.22 No Undisclosed Sales of Securities. To the best of the Company's knowledge, based on an examination of the Company's books and records by its officers and its counsel, no securities of the Company have been sold by the Company or any controlling person of the Company since the date of the Company's formation, except as disclosed in the Registration Statement or Prospectus or otherwise disclosed to the Underwriter.

        5.23 Prohibited Payments. None of the Company, any Subsidiary, or any

of its or their agents or employees in his or her capacity as such has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation the violation of which would have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

        5.24 Taxes. The Company and each Subsidiary has filed all federal, state, local and foreign tax returns which are known by the Company to be required to be filed through the date hereof, or has received valid extensions thereof, and has paid all taxes shown as due thereon. All such returns, as amended if applicable, are complete, accurate and correct in all material respects. Neither the Company nor any Subsidiary has any knowledge of any tax deficiency which might be asserted against it which would materially and adversely affect the business affairs, business prospects, properties, financial condition or results of operations of the Company and the Subsidiaries, taken as a whole. The provisions and reserves on the books of the Company and the Subsidiaries in respect of federal, state, local and other taxes are, in the reasonable opinion of the Company, adequate.

        5.25 Insurance. The Company and the Subsidiaries maintain insurance of the types and amounts required by governmental regulation and generally deemed adequate for its and their assets, properties and business as it is presently conducted or contemplated and consistent with insurance coverage maintained by similar companies and businesses, including, but not limited to, insurance covering real and personal property owned or leased against theft, damage, destruction, acts of vandalism, products liability, and all other risks customarily insured against, all of which insurance is in full force and effect and not in default in any material respect thereunder.

        5.26 Labor Relations. No labor disturbance by the employees of the Company or any Subsidiary exists or, to the Company's knowledge, is imminent which could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business, prospects, properties or assets of the Company and the Subsidiaries, taken as a whole.

        5.27 No Operation as Investment Company. The Company has conducted and will continue to conduct its business and financial affairs in such a manner as to ensure that it is not and will not become an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

        5.28 No NASD Affiliation. Except as disclosed in the Registration Statement and the Prospectus or as otherwise disclosed to the Underwriter in writing prior to the date hereof, no officer, director or greater than 5% stockholder of the Company is, directly or indirectly, associated with a NASD member broker-dealer and the Company has no management or financial consulting agreement with any third party.

        5.29 No Finders Fees. No person is entitled, directly or indirectly, to compensation from the Company or any Subsidiary for services as a finder in connection with the transactions contemplated by this Agreement.

        5.30 Registration Under Exchange Act and Nasdaq Approval. The Common Stock and the Warrants have been (or will be upon effectiveness of the Registration Statement) registered under Section 12 of the Exchange Act and have been approved for quotation through the Nasdaq Market.

        5.31 Effect of Officer's Certificate. Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Underwriter or its counsel on or prior to the Firm Closing Date or the Option Closing Date pursuant to this Agreement or in connection with the transactions contemplated hereby shall be deemed a representation and warranty by the Company or the Subsidiary, as the case may be, to the Underwriter as to the matters covered thereby.

6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITER.

        The obligations of the Underwriter to purchase and offer the Units shall be subject to the accuracy in all material respects of the representations and warranties of the Company, in the case of the Firm Units as of the date hereof and the Firm Closing Date (as if made on and as of the Firm Closing Date) and, in the case of the Option Units, as of the date hereof and the Option Closing Date (as if made on and as of the Option Closing Date), to the performance by the Company and the Subsidiaries in all material respects of their respective obligations hereunder, and to the satisfaction of the following additional conditions on or before the Firm Closing Date in the case of the Firm Units and on or before the Option Closing Date in the case of the Option Units:

        6.1 Effectiveness of the Registration Statement. The Registration Statement shall have become effective not later than 12:00 noon, Washington, D.C. time, on the date following the date of this Agreement, or such later time or date as shall have been consented to in writing by the Underwriter. The information concerning the public offering price of the Shares and other information omitted from the Registration Statement at the time it was declared effective shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company shall have provided evidence satisfactory to the Underwriter of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). No stop order suspending the effectiveness thereof shall have been issued, and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission or any state securities commission or similar regulatory body. Any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Underwriter.

        6.2 No Material Misstatements or Omissions. It shall not have been discovered prior to any of the respective Closing Dates that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Underwriter after consultation with its counsel, is material, or that the Registration Statement or any amendment or supplement thereto omits to state a fact which, in the opinion of the Underwriter after consultation with its counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto omits to state a fact which, in the opinion of the Underwriter after consultation with its counsel, is material and is required to be stated therein or is necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

        6.3 No Litigation. Between the date hereof and the Closing Date(s), there shall be no litigation instituted or threatened against the Company, any Subsidiary, or any of its or their respective officers or directors, and there shall be no proceeding instituted or threatened against the Company, any Subsidiary, or any of its or their respective officers or directors, before or by any federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding would materially adversely affect the condition (financial or otherwise), business, prospects, properties or assets of the Company and the Subsidiaries, taken as a whole.

        6.4 Change in Capitalization. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been, except as contemplated in the Prospectus, any material change or decrease in any amounts described in clause (c) of subparagraph 6.10.2 or 6.10.3 herein, which change or decrease is specified in any letter referred to in paragraph 6.10, that makes it impractical or inadvisable in the opinion of the Underwriter to proceed with the public offering or the delivery, as the case may be, of the Units as contemplated by the Prospectus.

        6.5 Opinion of Company's Counsel. The Underwriter shall have received the opinion, satisfactory in form and substance to the Underwriter and its counsel, of Rosenman & Colin LLP, counsel for the Company and the Subsidiaries, dated as of the relevant Closing Date, covering such matters as are set forth at Schedule 6.5.

        In giving such opinion, such counsel may rely as to matters of fact upon statements and certificates of officers of the Company and of the Subsidiaries or public officials as to matters of fact of which the maker of such certificate has knowledge, and as to matters of law of jurisdictions other than the State of Delaware and the United States, such counsel may rely on opinions of local counsel reasonably acceptable to the Underwriter, copies of which certificates and opinions shall be attached to the said opinion.

        6.6 Opinion of Underwriter's Counsel. The Underwriter shall have received from Brown & Bain, P.A., its counsel, such opinion or opinions as the Underwriter may reasonably request, dated as of the Firm Closing Date or the

Option Closing Date, as the case may be, and satisfactory in form and substance to the Underwriter, with respect to the sufficiency of corporate proceedings and other legal matters relating to this Agreement and the transactions contemplated hereby, and the Company shall have furnished to said counsel such documents as they may have reasonably required for the purpose of enabling them to pass upon such matters. In connection with the foregoing opinion, as to matters of fact relevant to conclusions of law, such counsel may rely, to the extent that they deem proper, upon representations or certificates of public officials and of responsible officers of the Company.

        6.7 Blue Sky Survey. The Underwriter shall have received at or prior to the Firm Closing Date from Brown & Bain, P.A., a memorandum or survey, in form and substance satisfactory to the Underwriter, with respect to the qualification or exemption for offering and sale by the Underwriter of the Units under the state securities or Blue Sky laws of such jurisdictions as the Underwriter may reasonably have designated to the Company. Such qualification or exemption shall continue in effect to and including the Firm Closing Date and the Option Closing Date.

        6.8 Nasdaq Market. The Common Stock and the Warrants shall have been approved for quotation through the Nasdaq Market.

        6.9 Officers' Certificate. The Company shall have furnished to the Underwriter a certificate, addressed to the Underwriter, of the President and of the Chairman of the Company, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Prospectus, and this Agreement and have consulted with legal counsel with respect thereto, and that to the best of their knowledge:

                        6.9.1 Representations and Warranties True and
               Correct. The representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date; with the same effect as if made on the Closing Date and the Company has complied with all the agreements and has satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

                        6.9.2 No Stop Orders. The Registration Statement
               has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been commenced or are threatened or, to their knowledge, contemplated by the Commission and no stop order suspending the qualification or registration of any of the Securities under the Blue Sky laws of any jurisdiction (whether or not a jurisdiction the Underwriter has specified) has been issued, and no proceedings for such purposes have been commenced or, to their knowledge, are threatened or contemplated by any jurisdiction.

                        6.9.3 Registration Statement Accurate. (a)
               Neither the Registration Statement, as of the time it became effective, nor any post-effective amendment thereto, at the time it was filed, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) neither the Prospectus nor any amendment thereof or supplement thereto, as of the date thereof and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (c) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth. None of the representations and warranties in the certificate delivered pursuant to this paragraph 6.9.3 shall apply to statements in, or omissions from, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, which are based upon and conform to written information furnished to the Company by the Underwriter specifically for use in the preparation of the Registration Statement or the Prospectus or any amendment thereof or supplement thereto.

                        6.9.4 No Material Adverse Change. Subsequent to
               the respective dates as of which information is given in the Registration Statement and Prospectus, and, except as disclosed or contemplated in the Registration Statement and the Prospectus, (a) the Company and the Subsidiaries have not incurred any material obligations, liabilities or commitments, except in the ordinary course of business, (b) neither the Company nor any Subsidiary has entered into any material transaction not in the ordinary course of business, (c) the Company has not paid or declared any dividends or other distributions on its capital stock, (d) there has not been any change in the capital stock or debt of the Company or any Subsidiary or any material adverse change in the condition (financial or otherwise), business, prospects, properties or assets of the Company and the Subsidiaries considered as a whole, and (e) the conduct of the business and operations of the Company or any Subsidiary has not been materially interfered with by strike, fire, flood, hurricane, accident or other calamity (whether or not insured), or by any court or governmental action, order or decree, and the properties of the Company and the Subsidiaries, considered as a single enterprise, have not sustained any material loss or damage (whether or not insured) as a result of any such occurrence.

                        6.9.5 Litigation; Contracts. There are no legal
               proceedings pending or, to the best knowledge of such officers, threatened against the Company or any Subsidiary of a character affecting the validity of this Agreement or required to be disclosed in the Registration Statement; there are no transactions or contracts required to be disclosed in the Registration Statement which are not so disclosed; and there are no material contracts or documents required to be filed as exhibits to the Registration Statement which are not so filed.

        6.10 Accountant's Letter. On the Date hereof, Coopers & Lybrand LLP shall have furnished to the Underwriter a letter, dated as of the date hereof, in form and substance satisfactory to the Underwriter and its counsel, confirming that they are independent public accountants with respect to the Company within the meaning of the Act, the Exchange Act and the applicable rules and regulations, and stating to the effect that:

                        6.10.1 Compliance with the Act. It is their
               opinion that the audited consolidated financial statements and financial statement schedules of the Company and the audited financial statements and financial statement schedules of the Subsidiaries included in the Registration Statement covered by their reports therein comply as to form in all material respects with the applicable accounting requirements of the Act and the regulations promulgated thereunder.

                        6.10.2 Examination of Company Books and Records.
               On the basis of procedures (but not an audit in accordance with generally accepted auditing standards) consisting of (a) reading the minutes of meetings of the stockholders and the Board of Directors of the Company and the Subsidiaries since the date of the latest audited balance sheet as set forth in the Prospectus through a specified date not more than five business days prior to the date of this Agreement, (b) performing the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited condensed consolidated interim financial statements of the Company included in the Registration Statement and reading the unaudited condensed consolidated interim financial statements of the Company for the period from July 1, 1996, to the date of latest available interim financial statements, and (c) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing has come to their attention that causes them to believe that at a specified date not more than five business days prior to the date of this Agreement, there was any change in the capital stock, increase in the long-term debt, or decrease in consolidated net current assets or stockholders' equity, of the Company as compared with the amounts shown in the June 30, 1996 audited consolidated balance sheet included in the Registration Statement or, during the period from July 1, 1996 to a specified date not more than five business days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year in the combined net revenue, income from operations or the total or per share amounts of net income of the Company and the Subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur, or except as specifically stated in such letter.

                        6.10.3 Pro Forma Financial Statements. Although
               they are unable to and do not express an opinion on the unaudited pro forma condensed combined statement of operations (the "Pro Forma Financial Statements") included in the Registration Statement, they have (a) read the Pro Forma Financial Statements, (b) made inquiries of appropriate officials of the Company who have responsibility for financial and accounting matters about the basis for their determination of the pro forma adjustments to the historical amounts in the Pro Forma Financial Statements and whether the Pro Forma Financial Statements comply in form in all material respects with the applicable accounting requirements of Item 310 of Regulation S-B, and (c) proved the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the Pro Forma Statements; on the basis of such procedures, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that the Pro Forma Financial Statements do not comply in form in all material respects with the applicable requirements of Item 310 of Regulation S-B and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements; and

                        6.10.4 Certain Procedures. They have performed
               certain procedures with respect to certain amounts, percentages and financial information, which are included in the Registration Statement and Prospectuses and which have been specified by the Underwriter, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting and financial records of the Company and the Subsidiaries identified in such letter.

        6.11 Bring-Down Letter. At the Firm Closing Date or the Option Closing Date, as the case may be, the Underwriter shall have received from Coopers & Lybrand LLP a letter, dated as of the Firm Closing Date or the Option Closing Date, as the case may be, to the effect that (a) they confirm the statements made in the letter furnished pursuant to paragraph 6.10 hereof, except that the "specified date" referred to in such letter shall be a date not more than five days prior to the Firm Closing Date or the Option Closing Date, as the case may be, and, if the Company has elected to rely on Rule 430A of the Rules and Regulations, to the further effect that they have carried out procedures as specified in subparagraph 6.10.4 with respect to certain amounts, percentages and financial information specified by the Underwriter and deemed to be a part of the Registration Statement pursuant to Rule 430(A)(b) and have found such amounts, percentages and financial information to be in agreement with the relevant accounting and financial records of the Company and the Subsidiaries identified in such letter and (b) in their opinion, the audited financial statements included in the Registration Statement comply as to form in all material respects with the applicable requirements of the Act and the Regulations.

        6.12 Secretary's Certificates. The Underwriter shall have received, dated as of the Firm Closing Date or the Option Closing Date, as appropriate, from the Secretary of the Company, and from the Secretary of each Subsidiary, a certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute this Agreement pursuant to the resolutions of the Board of Directors of the Company or the Subsidiaries, as the case may be, authorizing and approving the execution, delivery and performance of this Agreement, a copy of such resolutions to be attached to such certificate, certifying such resolutions and certifying that the Certificate or Articles of Incorporation of the Company or the Subsidiaries and the Bylaws of the Company or the Subsidiaries, as the case may be, have not been amended or modified, except as described in the Prospectus.

        6.13 Delivery of Shares, Warrants and Underwriter's Warrants. The Company shall have duly executed the certificates for the shares of Common Stock, the Warrants and the Underwriter's Warrants and shall have delivered the same to or at the direction of the Underwriter on the Closing Date.

        6.14 Fees, Commissions and Expense Allowances Paid. The Company shall have paid and delivered to the Underwriter in cash or Clearinghouse funds, free from any rights, claims, liens or encumbrances of any other person, the non-accountable expense allowance of 3% of the gross offering proceeds from the sale of the Units being sold and delivered on such Closing Date.

               6. 15 Lock-Up Agreements.


                        6.15.1 Officers, Directors and Certain
               Stockholders. Each officer and each director of the Company, and each stockholder of the Company listed on
               Schedule 4.17A to this Agreement, shall have executed and shall have become bound by a written Lock-Up Agreement addressed to the Underwriter.

                        6.15.2 Instructions to Transfer Agent. The
               Company shall have communicated appropriate stop transfer instructions to the Transfer Agent to cause the restrictions contained in the Lock-Up Agreements to be effective and shall have provided the Underwriter a copy of such communication and the Transfer Agent's written acknowledgement of receipt thereof and its agreement to comply therewith.

        6.16 Documents Satisfactory to Underwriter. All opinions, certificates, letters and documents delivered pursuant to this Agreement will be in compliance with the provisions of this Section 6 only if they are satisfactory to the Underwriter and its counsel. The Company shall furnish to the Underwriter such conformed copies of such opinions, certificates, letters and documents in such quantities as the Underwriter shall reasonably request and such further information, certificates and documents as the Underwriter and its counsel may reasonably request.

        If any of the conditions specified in this Section 6 shall not have been fulfilled when and as required by this Underwriting Agreement, or if any of the certificates, opinions, written statements, or letters furnished to the Underwriter or its counsel pursuant to this Section 6 shall not be in all material respects reasonably satisfactory in form and substance to the Underwriter or its counsel, this Underwriting Agreement and all obligations of the Underwriter hereunder may be canceled at, or at any time prior to, the Closing Date(s) by the Underwriter. Notice of such cancellation shall be given to the Company in writing, or by telephone call confirmed in writing. The Underwriter may waive in writing the performance of any one or more of the conditions specified in this Section 6 or extend the time for their performance.

7. INDEMNIFICATION AND CONTRIBUTION.

        7.1 Indemnification by the Company and the Subsidiaries. The Company and the Subsidiaries, jointly and severally, shall indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act and each employee or agent of the Underwriter, against any losses, claims, damages or liabilities, joint or several, to which the Underwriter and any such controlling person, employee or agent may become subject, under the Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Company will reimburse the Underwriter and each such controlling person, employee or agent for any legal or other expenses reasonably incurred by the Underwriter or such controlling person, employee or agent in connection with investigating or defending any such action or claim; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein.

        7.2 Indemnification by the Underwriter. The Underwriter shall indemnify and hold harmless the Company, each of the Company's directors, each of the Company's officers who signed the Registration Statement, each person who controls the Company within the meaning of the Act and each employee or agent of the Company, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter expressly for use therein; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending against any such action or claim as such expenses are incurred.

        7.3 Claims. Promptly after receipt by an indemnified party under paragraphs 7.1 or 7.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this paragraph, notify in writing the indemnifying party of the commencement thereof. The omission so to notify the indemnifying party will not relieve it from any liability under this Section 7, unless and to the extent that such omission so to notify prejudices in any material respect the indemnifying party's ability to defend such action. In case any such action is brought against any indemnified party, and the indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel who shall be reasonably satisfactory to such indemnified party; and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this
Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel to represent it and all other parties and their controlling or other persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriter against the Company and the Subsidiaries or by the Company against the Underwriter hereunder, as the case may be, if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict or potential conflict of interest which, in the judgment of the indemnified party, could affect in any material respect the defense of such action on behalf of the indemnified party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party), (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel, that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action the indemnified party or parties shall have the right to select separate counsel to assume such defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, in which event the fees and expenses of one such separate counsel shall be borne by the indemnifying party. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, which consent shall not be unreasonably withheld in light of all factors of importance to such indemnified party.

        7.4 Contribution. If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under paragraph 7.1 or 7.2 in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities or actions in respect thereof in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiaries on the one hand and the Underwriter on the other from the Offering. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and the Subsidiaries on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as other relevant equitable considerations. The Company, the Subsidiaries, and the Underwriter agree that contribution determined by per capita allocation would not be equitable. The respective relative benefits received by the Company and the Subsidiaries on the one hand and the Underwriter on the other hand shall be deemed to be in the same proportion as the total price paid to the Company and the Subsidiaries for the Units by the Underwriter (net of underwriting discount received but before deducting expenses) on the one hand and the aggregate Underwriter's Discount received by the Underwriter with respect to the Units purchased under this Agreement on the other hand, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Units. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Subsidiaries on the one hand or the Underwriter on the other hand and the parties' relative intent, knowledge, access to information and the opportunity to correct or prevent such statement or omission.

        The amount paid or payable by a party as a result of the losses, claims, damages and liabilities (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Notwithstanding the provisions of this Section 7, the Underwriter shall not be required to contribute any amount in excess of the Underwriter's Discounts received by it. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8. EFFECTIVE DATE AND TERMINATION.

        8.1 Effective Date. This Agreement shall become effective (a) immediately as to paragraphs 4.11 and 9.1, Sections 7 and 8 and (b) as to all other provisions, as of the later of (i) the date and time of the execution and delivery hereof and (ii) the date and time the Registration Statement becomes effective.

        8.2 Termination. Until the Firm Closing Date, this Agreement may be terminated by the Underwriter, at its option, by giving written notice to the Company, if in the opinion of the Underwriter (i) the Company or any Subsidiary shall have sustained a loss by fire, flood, accident, or other calamity which is material with respect to the business of the Company and the Subsidiaries considered as a single enterprise, whether or not such loss shall have been insured; the Company or any Subsidiary shall have become a party to any action, suit or proceeding of the type required to be disclosed but not disclosed in the Prospectus; or there shall have been, since the respective dates as of which information is given in the Registration Statement or the Prospectus, any material adverse change in the business, key personnel, capitalization, financial position or business prospects of the Company and the Subsidiaries considered as a single enterprise, whether or not arising in the ordinary course of business; (ii) trading in securities generally on the New York Stock Exchange or the over-the-counter market shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange or market, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or governmental authority; (iii) a general banking moratorium shall have been declared by federal or New York authorities; (iv) there shall have been such a material adverse change in general economic, monetary, political, or financial conditions, or the effect of international conditions on the financial markets in the United States; or (v) there shall have occurred a material outbreak of hostilities or material escalation and deterioration in the political and military situation between the United States and any foreign power, or a formal declaration of war or national emergency by the United States of America; in each case, the effect of which is such as to make it, in the sole judgment of the Underwriter, impracticable to market the Units. Any such termination shall be without liability of any party to any other party (except for the expenses to be paid or reimbursed by the Company as provided in paragraph 4.11 hereof and except to the extent provided in paragraph 9.1 and
Section 7 hereof).

        8.3 Notice of Termination. If the Underwriter elects to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section 8, it shall notify the Company promptly by telefacsimile or telephone, confirmed by letter sent to the address specified in paragraph 9.3 hereof.

9. GENERAL AND MISCELLANEOUS.

        9.1 Representations, Warranties, Covenants and Indemnities to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers, the Subsidiaries, and the Underwriter set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, the Subsidiaries, any of its or their officers or directors, the Underwriter or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Section 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

        9.2 Information Furnished bv the Underwriter. The statements set forth in the last paragraph on the cover page of, and under the caption
"Underwriting," in the Prospectus constitute the only written information furnished by the Underwriter expressly for use therein.

        9.3 Notices. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of delivery if delivered personally or sent by overnight courier, with acknowledgement of receipt, to the party to whom notice is to be given, or on the fifth day after mailing if mailed to the party to whom notice is to be given, by registered or certified mail, return receipt requested, postage prepaid, and properly addressed as follows: if to the Underwriter, at 11811 North Tatum Boulevard, Suite 4040, Phoenix, Arizona 85028, attention of Emmett Mitchell, with a copy to Joseph P. Richardson, Esq., Brown & Bain, P.A., 2901 North Central Avenue, Suite 2000, Phoenix, Arizona 85012; and if to the Company, 1370 Reynolds Avenue, Suite 119, Irvine, California 92614, attention of Paul G. Kanan, with a copy to Neil S. Belloff, Esq., Rosenman & Colin LLP, 575 Madison Avenue, New York, New York 10022. Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

        9.4 Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and, to the extent and only to the extent stated in this Section 9, the officers, directors, controlling and other persons referred to in Section 7 herein. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. The term "successor" as used in this Agreement shall not include any purchaser of the Units from the Underwriter.

        9.5 Waiver. The waiver of any breach of this Agreement shall not constitute the waiver of any different or subsequent breach. To be effective, all waivers must be in writing and signed by the party to be charged.

        9.6 Severability, Any provision of this Agreement held by a court of competent jurisdiction to be illegal, invalid or unenforceable shall be construed and enforced, to the extent practicable and lawful, as if it had been more narrowly drawn so as not to be illegal, invalid or unenforceable or else shall be deemed severable from the remainder of this Agreement. The remaining provisions of this Agreement shall remain in effect and be enforceable in accordance with their terms.

        9.7 Headings. Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

        9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to conflict of laws.

        9.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and supersedes all prior agreements and understandings.

        9.10 Counterparts. This Agreement may be executed in several counterparts, each of which when together shall constitute a single document.


DATED:            , 1996.


PACIFIC BIOMETRICS, INC.,PARADISE VALLEY SECURITIES, INC.,
a Delaware corporation        an Arizona corporation

By____________________          By____________________
Its:                        Its:

Each of the undersigned acknowledges that its agreement to be a party to this Agreement with respect to joint and several liability arising pursuant to
Section 7 hereof is a material inducement to the Underwriter entering into this Agreement, and each of the undersigned agrees to be bound by the terms of this Agreement.

PACIFIC BIOMETRICS, INC.,
a Washington corporation

By______________________
Its:


BIOQUANT, INC., a
Michigan corporation

By__________________
Its:

                                SCHEDULE 4.17A
                                      TO
                            UNDERWRITING AGREEMENT

                              LOCK-UP AGREEMENT

Each director and each officer of the Company shall enter into a Lock-Up Agreement. Set forth below is the name of each stockholder who shall enter into a Lock-Up Agreement described in Section 4.17:


Name

Enterprise Development Fund I.L.P.

Millennium Partners, L.P.

                                SCHEDULE 4.17B

                              LOCK-UP AGREEMENT

                      ______________, 1996

Paradise Valley Securities, Inc.
11811 North Tatum Boulevard, Suite 4040
Phoenix, Arizona 85028


Re: Pacific Biometrics, Inc.


Gentlemen:

        I am a director, officer and/or stockholder of Pacific Biometrics, Inc., a Delaware corporation (the "Company"). I understand that you propose to make an Initial Public Offering ("IPO") of securities of the Company. I acknowledge that such action by you will be of material benefit to the Company and the undersigned.

        In consideration of the foregoing, and in order to induce you to act as set forth above, I confirm my agreement that during the Lock-Up Period (hereinafter defined) I will not, without your prior written approval, offer for sale, sell, pledge, hypothecate or otherwise dispose of, directly or indirectly, any of the shares of the Company's common stock, or any security exercisable for or convertible into shares of such stock, which I may own legally or beneficially (collectively, "Shares"), in any manner whatsoever, whether pursuant to Rule 144 of the Securities and Exchange Commission ("SEC") or otherwise. As used herein, the term "Lock-Up Period" means the 365 days from the effective date of the registration statement filed with the SEC in connection with the IPO.

        I further understand that the Company will execute an underwriting agreement with you concerning the proposed IPO and that such agreement will provide that the Company will take such steps as may be necessary to enforce the foregoing provisions and restrict the sale or transfer of the Shares as provided herein including, but not limited to, notification to the Company's transfer agent regarding any such restrictions; and I hereby agree to and authorize any such actions and acknowledge that the Company and you are relying upon this agreement in taking any such actions.




Very truly yours,


----------------------------
Print name:


Number of shares owned